SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A
                                AMENDMENT NO. 1


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): March 1, 1996
                                                         -------------



                              COMFORCE Corporation
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                  --------------------------------------------
                  State or Other Jurisdiction of Incorporation




         1-6081                                           36-23262248
 ----------------------                                -----------------
 Commission File Number                                 I.R.S. Employer
                                                       Identification No.



 2001 Marcus Avenue, Lake Success, NY                        11042
 --------------------------------------                    --------
 Address of principal executive offices                    Zip Code

 Registrant's telephone number, including area code:   (516) 352-3200



                                 Not Applicable
- --------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Item 7.           Financial Statements and Exhibits
                  ---------------------------------

                  On January 18, 1996, COMFORCE Corporation "COMFORCE" or the "Registrant") announced it had entered into a letter of intent to acquire Williams Communication Services ("Williams"), a privately owned company engaged in the technical staffing, consulting and outsourcing business. See Registrant's Form 8-K dated January 18, 1996.

                  On March 1, 1996, COMFORCE Global, Inc., a wholly-owned subsidiary of COMFORCE, executed a definitive purchase agreement (the "Purchase Agreement") and completed the acquisition of substantially all of the assets of Williams (except for certain current assets retained by Williams), for consideration consisting of cash of $2,000,000 and contingent rights to future payments based on earnings over a four year period. The Acquisition of Williams was funded principally by a $2.25 million revolving credit facility established with Chase Manhattan Bank. See Registrant's Form 8-K dated March 1, 1996.

                  The registrant hereby files this Form 8-K/A, Amendment No. 1 to its Form 8-K dated March 1, 1995 to file the financial statements as required in accordance with Item 7(a)(4) of Form 8-K and to file related pro forma financial information as required in accordance with Item 7(b) of Form 8-K.


                  a)       Financial Statements of Business Acquired

                           Williams Communication Services Financial Statements at and for the year ended December 31, 1995.

                  (b)      Pro Forma Financial Information

                           Pro forma Consolidated Balance Sheet as of December 31, 1995 (Unaudited).

                           Pro forma Consolidated Statement of Operations for the year ended December 31, 1995 (Unaudited).

Item 7(a)               Financial Statements of Business Acquired








                      WILLIAMS COMMUNICATION SERVICES, INC.

                              FINANCIAL STATEMENTS,

                 TOGETHER WITH REPORT OF INDEPENDENT ACCOUNTANTS
                   AT AND FOR THE YEAR ENDED DECEMBER 31, 1995

Table of Contents




                                                                 Pages

Report of Independent Accountants                                   1


Financial Statements:

     Balance Sheet                                                  2

     Statement of Operations and Retained Earnings                  3

     Statement of Cash Flows                                        4

     Notes to Financial Statements                                5 - 7

Report of Independent Accountants




To the Shareholder

Williams Communication Services, Inc.
Englewood, Florida

We have audited the accompanying balance sheet of Williams Communication Services, Inc. as of December 31, 1995 and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Williams Communication Services, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





COOPERS & LYBRAND L.L.P.



Fort Myers, Florida
May 6, 1996

Williams Communication Services, Inc.
Balance Sheet
December 31, 1995


                                     ASSETS

CURRENT ASSETS

     Cash and cash equivalents                         $         0
     Accounts receivable                                   599,607
     Unbilled accounts receivable                          173,904
                                                        ----------

        Total current assets                               773,511


PROPERTY AND EQUIPMENT, net                                 25,329
                                                        ----------

        Total assets                                   $   798,840
                                                        ==========



                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable                                  $     1,500
     Accrued liabilities                                    14,486
     Bank overdraft                                         49,313
     Income tax payable                                    326,475
                                                         ---------

        Total current liabilities                          391,774
                                                         ---------


STOCKHOLDERS' EQUITY
     Common stock, 1,000 shares,
        issued and outstanding, $1 par value                 1,000
     Retained earnings                                     406,066
                                                         ---------

        Total stockholders' equity                         407,066
                                                         ---------

        Total liabilities and stockholders' equity      $  798,840
                                                         =========




The accompanying notes are an integral part of these financial statements.

Williams Communication Services, Inc.
Statement of Operations and Retained Earnings year ended December 31, 1995




Sales                                                   $   4,177,871
                                                          -----------

Direct costs and expenses:
     Cost of sales                                          3,021,251
     General and administrative expenses                      450,225
                                                          -----------

        Total direct costs and expenses                     3,471,476
                                                          -----------

        Income before provision for income taxes              706,395

Income tax provision                                          354,056
                                                          -----------

        Net income                                            352,339

Retained earnings, beginning of year                           53,727
                                                          -----------

Retained earnings, end of year                          $     406,066
                                                          ===========





The accompanying notes are an integral part of these financial statements.

Williams Communication Services, Inc.
Statement of Cash Flows
year ended December 31, 1995



CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                   $   352,339
     Adjustments to reconcile net income to net cash
          provided by operating activities
        Depreciation                                                      723
        Changes in assets and liabilities
          (Increase) decrease in:
             Accounts receivable                                     (293,361)
             Unbilled accounts receivable                             (68,761)
             Deposits                                                   3,000
             Other assets                                                 240
          Increase (decrease) in:
             Accounts payable                                            (256)
             Accrued liabilities                                      290,692
             Bank overdraft payable                                    49,313
                                                                   ----------
                Net cash provided by operating activities             333,929
                                                                   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                               (25,299)
                                                                   ----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Repayments of stockholder loan                                  (309,500)
                                                                   ----------

                Net decrease in cash and cash equivalents                (870)

                Cash and cash equivalents at beginning of year            870
                                                                   ----------

                Cash and cash equivalents at end of year          $         0
                                                                   ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Cash paid during the year for interest                       $     1,586
                                                                   ==========

     Cash paid during the year for income taxes                   $    27,580
                                                                   ==========


The accompanying notes are an integral part of these financial statements.

Williams Communication Services, Inc.
Notes to Financial Statements


  1.   Description of Business:

       Williams Communications Services, Inc. (the Company), a Florida corporation, provides a wide range of technical and consulting services to communication clients through the use of personnel who are designers, drafters, engineers, programmers and other types of technicians. The personnel are utilized by the clients on a temporary, project, or peak-period basis.



  2.   Summary of Significant Accounting Policies:

       Revenue Recognition: Revenue is recognized at the time such services are rendered to the client.

       Accounts Receivable and Unbilled Accounts Receivable: Accounts receivable consists of those amounts due to the Company for services rendered to various customers.

       Unbilled accounts receivable consists of revenues earned and recoverable costs for which billings have not yet been presented to the customers as of the balance sheet date.

       Property and Equipment: Property and equipment is recorded at cost. Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of disposal, with any resulting profit or loss included in income.

       Depreciation of assets have been computed using the straight-line method over the estimated useful lives of the assets.

       Income Taxes: The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       As of December 31, 1995, deferred tax assets and liabilities are immaterial in amount, and management has elected not to record them in the financial statements.

       The provision for income taxes does not bear the normal relationship to net income due to the deductibility of only a portion of the amount of meals reimbursed to employees.

       Management's Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  3.   Property and Equipment:

       Property and equipment consisted of the following at December 31, 1995:


                 Office equipment                     $    15,000
                 Furniture and fixtures                     3,342
                 Vehicle                                   25,300
                                                       ----------
                                                           43,642

                 Less accumulated depreciation            (18,313)
                                                       ----------

                                                      $    25,329
                                                       ==========


  4.   Concentration of Credit Risk:

       Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. During the normal course of business, the Company extends credit to customers located throughout the United States. At December 31, 1995, the Company had approximately 90% or $699,000 of its billed and unbilled accounts receivable due from two customers. The payment history of each customer has been considered in determining the need for an allowance for doubtful accounts. Sales to these customers aggregated approximately $3,062,000, which represented approximately 74% of total sales for the year ended December 31, 1995. The Company maintains substantially all of its cash investments with what it believes to be high quality financial institutions. The Company's investment policy is to limit concentrations of credit risk.

  5.   Income Taxes:

       For the year ended  December 31,  1995,  the  provision  for income taxes
       represents   current  income  taxes.  The  components  of  the  Company's provision for income taxes are as follows:


                 Federal            $  302,556

                 State                  51,500
                                     ---------

                                    $  354,056
                                     =========



  6.   Subsequent Event:

       On February 29, 1996, all of the equipment and intangible assets used in the operation of the Company's business were acquired by Comforce Global, Inc.

Item 7(b)               Pro Forma Financial Information

The following unaudited pro forma condensed consolidated balance sheet at December 31, 1995 presents the financial position of the Company at December 31, 1995 as if the acquisition of Williams had been consummated as of December 31, 1995. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 presents the Company's results of operations as if the acquisitions COMFORCE Global and Williams had been consummated as of January 1, 1995.

                              COMFORCE Corporation
                             PRO FORMA BALANCE SHEET
                                December 31, 1995
                            (Unaudited in thousands)

                                                                                                      Pro Forma      Pro Forma
                                                                        Historical      Williams     Adjustments   Consolidated
                                                                        ----------      --------     -----------   ------------
Current assets ...............................................
   Cash ......................................................             $   649                     $  (173)      $       476
   Receivables, including $151 of unbilled revenue ...........               1,754       $   774          (774)(A)         1,754
   Other current assets ......................................                  61                                            61
   Receivable from ARTRA GROUP Incorporated ..................               1,046                                         1,046
                                                                           -------       -------                         -------
                                                                             3,510           774                           3,337

Property, plant and equipment, net ...........................                  90            25           (25)(A)            90
Excess of cost over net assets acquired ......................               4,801                       2,073 (A)         6,874
Other noncurrent assets ......................................                 135                                           135
                                                                           -------       -------       -------           -------
     Total assets ............................................             $ 8,536       $   799       $ 1,101           $10,436
                                                                           =======       =======       =======           =======
Current liabilities
   Notes payable .............................................             $   500                                       $   500
   Revolving credit line due a bank ..........................                                         $ 1,900 (B)         1,900
   Accounts payable ..........................................                  75       $    52           (52)(A)            75
   Accrued expenses ..........................................                 719            14           (14)(A)           719
   Income taxes ..............................................                 214           326          (326)(A)           214
   Liabilties to be assumed by ARTRA GROUP Incorporated,
      and net liabilities of discontinued operations .........               3,699                                         3,699
                                                                           -------       -------        -------          -------
               Total current liabilities .....................               5,207           392          1,508            7,107
                                                                           -------       -------        -------          -------
Noncurrent liabilities to be assumed by
   ARTRA GROUP Incorporated ..................................                 541                                           541
                                                                           -------                                       -------
Obligations expected to be settled by
   the issuance of common stock ..............................                 550                                           550
                                                                           -------                                       -------
Commitments and contingencies

Shareholders'  Equity  (Deficit)
  Common stock ...............................................                  92             1            (1)(A)            92
  Additional paid-in capital .................................              95,993                                        95,993
  Accumulated deficit ........................................             (93,847)          406          (406)(A)       (93,847)
                                                                           -------       -------       -------           -------
                                                                             2,238           407          (407)            2,238
                                                                           -------       -------       -------           -------
                                                                           $ 8,536       $   799       $ 1,101           $10,436
                                                                           =======       =======       =======           =======

Pro forma adjustments to the unaudited condensed consolidated balance sheet consist of:

     (A) Record acquisition of Williams and related entries and eliminate Williams assets and liabilities not purchased or assumed.

     (B) Record borrowings under the revolving credit line used for the acquisition of Williams.

                              COMFORCE Corporation
                        Pro Forma Statement Of Operations
                      For the Year ended December 31, 1995
                 (Unaudited in thousands, except per share data)

                                                                  COMFORCE                       Pro Forma      Pro Forma
                                                 Historical (A)   GLOBAL (B)  Williams (B)     Adjustments    Consolidated
                                                  ----------       -------      --------        -----------   ------------
Net sales .......................................    $ 2,387       $ 9,568      $ 4,178                            $16,133
                                                     -------       -------      -------                            -------
Costs and expenses:
   Cost of goods sold ...........................      1,818         7,178        3,022                             12,018
   Stock compensation (C) .......................      3,425                                                         3,425
   Selling, general and administrative ..........        823         1,397          450            $   213 (D)       2,883
                                                     -------       -------      -------            -------         -------
                                                       6,066         8,575        3,472                213          18,326
                                                     -------       -------      -------            -------         -------

Operating earnings (loss) .......................     (3,679)          993          706               (213)         (2,193)
                                                     -------       -------      -------            -------         -------
Other income (expense):
   Spectrum corporate management fees (F) .......        --         (1,140)                                         (1,140)
   Interest and other non-operating expense .....       (618)            7                             248 (E)        (363)
                                                     -------       -------      -------            -------         -------
                                                        (618)       (1,133)                            248          (1,503)
                                                     -------       -------      -------            -------         -------

Loss from continuing operations
   before income taxes ..........................     (4,297)         (140)         706                 35          (3,696)
(Provision)credit for income taxes ..............        (35)           21         (354)                              (368)
                                                     -------       -------      -------            -------         -------
Loss from continuing operations .................    $(4,332)      $  (119)     $   352            $    35         $(4,064)
                                                     =======       =======      =======            =======         =======

Loss per share from continuing operations .......    $  (.95)                                                      $  (.44)
                                                     =======                                                       =======
Weighted average shares outstanding (G) .........      4,596                                                         9,309
                                                     =======                                                       =======

Pro forma adjustments to the unaudited condensed consolidated statement of operations:

     (A) Historical data presented for the year ended December 31, 1995 includes COMFORCE Global's operations since its acquisition on October 17, 1995 through December 31, 1995 and corporate overhead costs for the entire year ended December 31, 1995.
     (B) The pro forma data presented for COMFORCE Global's operations is for the periods prior to its acquisition on October 17, 1995, or January 1, 1995 through October 16, 1995. The period presented for Williams is January 1, 1995 through December 31, 1995.
     (C) Represents a non-recurring compensation charge related to the issuance of the 35% common stock interest in the Company pursuant to employment or consulting agreements with certain individuals to manage the Company's entry into and development of the telecommunications and computer technical staffing services business.
     (D) Amortization of goodwill arising from the COMFORCE Global and Williams acquisitions.
     (E) Reverse interest expense on notes and other liabilities assumed by ARTRA, net of interest expense on revolving line of credit used to acquire Williams.
     (F) Corporate management fees from COMFORCE Global's former parent, Spectrum Information Technologies,Inc. The amount of these management fees may not be representative of costs incurred by COMFORCE Global on a stand alone basis.
     (G) Pro forma weighted average shares outstanding includes shares of the Company's common stock issued in the private placement that funded the COMFORCE Global transaction, shares issued for fees and costs associated with the COMFORCE Global acquisition and shares issued to certain individuals to manage the Company's entry into and development of the telecommunications and computer technical staffing services business, as if they had been issued on January 1, 1995.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.



                                                       COMFORCE CORPORATION
                                                       --------------------
                                                            Registrant



Dated:  May 13, 1995                                      ANDREW C. REIBEN
- --------------------                                  ------------------------
                                                       Chief Financial Officer